Exhibit 12.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-100854) of Logitech International SA of our reports dated May 18, 2005 relating to the financial statements and financial statement schedule, which appear in this Form 20-F.

PricewaterhouseCoopers S.A.

/s/ M. FOLEY	/s/ D.LUSTENBERGER
M. Foley	D.Lustenberger

Lausanne, May 18, 2005